Exhibit J

Consent of Independent Auditors

Deloitte & Touche LLP

CONSENT OF INDEPENDENT AUDITORS

Fund for Tax-Free Investors, Inc.

We consent to the incorporation by reference in this Post-Effective Amendment No. 20 to Registration Statement No. 2-83299 and 811-3720of our report dated January 24, 2002, appearing in the Annual Report of Fund for Tax-Free Investors, Inc. for the year ended December 31, 2001, and to the reference to us under the caption "Financial Highlights" appearing in the Prospectus and "Experts" appearing in the Statement of Additional Information, both of which are also a part of such Registration Statement.

/s/ Deloitte & Touche  LLP

New York, New York
April 27, 2002